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                                                                   Exhibit 10.11

                          [BANK OF AMERICA LETTERHEAD]

October 1, 1999

Mr. Dennis Bunt
Chief Financial Officer
Bitwise Designs, Inc.
Building 50
Rotterdam Industrial Park
Schenectady, NY 12306


Dear Mr. Bunt:

Bitwise Designs, Inc. ("Company") is party to an Amended and Restated Loan and Security Agreement ("Agreement"), dated July 19, 1999 with Bank of America (dba NationsCredit Distribution Finance, Inc.) ("Bank").

The Company is in default of the Agreement due to violations of the financial covenants contained in the Agreement and for non-payment of amounts due and payable under the terms of the Agreement. The Bank is willing to forbear from the exercise of any rights or remedies under the Agreement due to the defaults provided the Company agrees to the following conditions:

- Provide Bank with a partial payment of $600,000, via wire transfer, no later than October 4, 1999, such payment to be applied to the outstanding principal balance of $1,212,451.52.

- Provide Bank with a weekly payment equal to $11,778 plus interest on each Monday commencing October 11, 1999 with all remaining amounts due and payable September 30, 2000. Interest is to accrue at the Bank's Prime rate as it changes from time to time plus 4%. In addition to the above payment the Company will pay any collateral shortfall shown on the weekly Borrowing Base Certificate, after making allowance for the normal weekly payment by December 31, 1999, based on ??? advance on current receivables in accordance with the formulas set forth in the Agreement.

- Pay to the Bank 50% of the proceeds received by the Company from the sale of equity, including the exercise of warrants and the sale of additional securities, until the balance of the loan is paid in full; and provided further, that, in the event Company secures a new credit facility to replace the loan, Company will pay the balance of the principal and interest of the loan upon closing of the new credit facility.

- Provide Bank by the 5th day of each month a detailed inventory report, detailed accounts receivable aging and detailed accounts payable aging as of the end of the prior month and all other reports and financial statements as required under Section 10 of the Agreement.

- In the event that the Company ceases to be publicly traded, provide Bank on a monthly basis within 30 days of month end a consolidated income statement and balance sheet containing the operating results and balance sheet accounts of the Company and any subsidiaries or affiliates. These financial statements are to be prepared in accordance with GAAP using a presentation format consistent with the format used in the fiscal year and audited financial statement previously provided to Bank.

- The Company's management will use all best efforts by fully cooperating with the Bank's field auditors during the collateral Audit to take place on October 4, 1999 and any subsequent audits Bank
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-    deems necessary. Any audit which discovers a material irregularity in the
     Company's financial accounting or in the computation of the Borrowing Base Certificate will cause this forbearance to cease.

-    Mr. John Botti executes the Guaranty attached.

Provided Company agrees to and complies with the matters set forth herein, Guarantor agrees to the matters set forth herein, and no further defaults occur or exist under the Agreement, Bank will forbear from the exercise of any rights or remedies under the Agreement at this time. This letter is not a waiver of any rights or remedies by Bank, and does not establish a precedent or obligate Bank in its future dealings with Company. By signing below, Company and Guarantor acknowledge that they have no actual or potential claims or causes of action against Bank, and hereby waive and release any right to assert same. The foregoing does not affect in any way the process of (a) adjusting and reconciling credits, debits, payments and charges under the Agreement or (b) calculating amounts due and owing from time to time to NationsCredit under the Agreement.

Please sign below to evidence your agreement to the matters set forth in this letter. Feel free to contact me with any questions you may have.

Sincerely,
Bank of America, NA

By: /s/ Michael H. Hill
    -----------------------------
    Michael H. Hill
    Senior Vice President

Acknowledged and agreed on    10/1/       , 1999:
                          ----------------

Company:
Bitwise Designs, Inc.

By: /s/ John Botti
    ------------------------------
    Title:

Guarantor:

    /s/ John Botti
    ------------------------------
    John Botti
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                                                          [Bank of America Logo]
GUARANTY

Obligee: Bank of America, N.A.          Debtor: Bitwise Designs, Inc.
Address: 1355 Windward Concourse        Address: Building 50,
City: Alpharetta State: GA                       Roefordam Industrial Park
Zip: 30005                              City: Schenectady  State: NY
                                        Zip: 12306


To induce you to extend credit to the debtor named above ("Debtor"), and in consideration of the benefits to accrue to each undersigned guarantor ("Guarantor"), Guarantor hereby unconditionally guarantees and promises to pay to you on demand as indebtedness of Debtor. As used herein, "Indebtedness" means any and all amounts owing to you from time to time by Debtor, whether principal, interest, fees, charges, expenses or other amounts. The term "you," as used herein, shall include you and your subsidiaries and other affiliates.

Demand for payment may be made hereunder at any time that any Indebtedness is due and unpaid or at any time that Debtor is in default under any conditions or obligations in any agreement of any kind with you. Guarantor further agrees that all Indebtedness of Debtor shall, for the purposes hereof, be deemed immediately due and payable, and shall be forthwith payable by Guarantor, if Debtor or Guarantor is unable to pay its debts as they mature, makes an assignment for the benefit of creditors or becomes subject to any proceeding under any state or federal bankruptcy, reorganization, insolvency, dissolution, liquidation or debtor relief law, if a receiver, trustee or similar official is appointed or petitioned for Debtor or Guarantor or any part of their property, or if a material adverse change occurs in the financial condition, business operations, assets or prospects of Debtor or Guarantor.

This is a continuing Guaranty covering all present and future Indebtedness of Debtor to you and shall include Indebtedness revived after being satisfied. This Guaranty shall apply to all Indebtedness funded or committed on or before your actual receipt of written notice of revocation as to future transactions, but revocation by Guarantor shall not affect the continuing liability of Guarantor with respect to Indebtedness created or committed prior to your receipt of such notice, nor the liability of any of the undersigned that have not given notice. If, due to a bankruptcy proceeding, lawsuit or any other circumstances, you ever return or otherwise disgorge any Indebtedness previously paid, then Guarantor shall remain obligated to you hereunder for the amount so repaid or recovered to the same extent as if such amount had never been received by you.

Guarantor agrees that you may, without notice or demand, from time to time renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any part thereof, take and hold security for the payment of this Guaranty or the Indebtedness, exchange, enforce, waive, impair or release any such security, apply such security and direct the order or manner of sale thereof as you in your discretion may determine, and release, compound or substitute any one or more endorsers or guarantors; that you shall not be required to proceed against Debtor or any other person, proceed against or exhaust any security held for the Indebtedness, or pursue any other remedy available to you before making demand hereunder and proceeding against Guarantor; that until payment in full of all obligations of Debtor to you, Guarantor shall not have any right of subrogation, contribution, assignment of Indebtedness or reimbursement for payments made by Guarantor hereunder, nor any right to participate in any security now or hereafter held by you; that you may offset against any deposit, investment, or other account or claim of Guarantor with or against you or any of your affiliates for any obligations due and payable hereunder, that any act by you that injures or increases the risk of Guarantor or exposes Guarantor to greater liability shall not discharge any obligations hereunder, and that all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty and of the existence or creation of additional Indebtedness are hereby waived. Guarantor waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to security for any Indebtedness, even though that election of remedies has destroyed Guarantor's rights of subrogation and reimbursement against Debtor. Guarantor acknowledges that this Guaranty is necessary to the conduct and promotion of the business of Guarantor, and can be expected to benefit such business. Guarantor's obligation hereunder shall not be discharged, impaired or affected by, the power or authority or lack thereof of Debtor to incur the Indebtedness, the validity or invalidity of any documents evidencing or securing the Indebtedness, the effect of any statute of limitations, your failure to disclose any information that may be available to you regarding any defaults by Debtor or Debtor's ability to repay the Indebtedness, or any offsets, counterclaims or defenses (other than payment in full of the Indebtedness) that Guarantor may have to its obligations hereunder, all of which are hereby waived by Guarantor. Guarantor agrees to pay reasonable attorneys' fees and other costs and expenses incurred by you in the enforcement of the Indebtedness or this Guaranty. If any amount owing hereunder by Guarantor shall not be paid when due, you may offset against any deposit, investment, or other account or claim of Guarantor with or against you or any of your affiliates.

This Guaranty shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to conflict of law principles. Guarantor agrees that courts located in Atlanta, Georgia, including the United States District Court of the Northern District of Georgia, shall have jurisdiction to hear and determine any claim or dispute pertaining to this Guaranty. Guarantor expressly consents to such jurisdiction, waives any claims of inconvenient forum, waives personal service of any summons, complaint or other process in any action relating hereto, and agrees that service may be made by certified mail to Guarantor at the address set forth below (or such other address as Guarantor shall from time to time specify to you in writing as a notice address). Nothing herein shall affect your right to serve process in any other manner as provided by law, or to commence legal proceedings or otherwise proceed against Guarantor in any other jurisdiction.

This Guaranty shall inure to the benefit of transferees and assignees of any part or all of the Indebtedness, and shall extend to loans made by such transferees or assignees. If more than one Guarantor is party hereto, each agrees that its obligations are joint and several with each other Guarantor, and you may demand and receive payment from each Guarantor in any order. Any married individual signing this Guaranty agrees that recourse may be had against that individual's separate as well as joint property for obligations hereunder.

TO THE MAXIMUM EXTENT PERMITTED BY THE LAWS OF ANY FORUM STATE GUARANTOR WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY RELATED MATTERS. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.


Witnesses:
                               Signature: /s/ John T. Botti (L.S.) Date: 10/1/99

_____________________________  Name: John T. Botti

_____________________________  Address: 325 Loudon Road, Loudonville, NY 12211

                               Signature:                (L.S.)   Date:

_____________________________  Name:

_____________________________  Address: